UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2005

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2005 SBA Senior Finance II LLC (“SBASFII”), an indirect wholly-owned subsidiary of SBA Communications Corporation (“SBAC” and together with its subsidiaries, the “Company”), entered into a Credit Agreement (the “Credit Agreement”) for a $160 million senior secured credit facility (the “credit facility”), among SBASFII, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), GE Capital Markets, Inc., as Lead Arranger and Bookrunner, TD Securities (USA) LLC, as Co-Lead Arranger and Syndication Agent, DB Structured Products, Inc. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and GE Commercial Finance, as administrative agent (in such capacity, the “Administrative Agent”).

The new credit facility replaces the Company’s prior credit facility which was assigned and became the mortgage loan underlying the Company’s recent $405 million commercial mortgage-backed securities issuance. The new credit facility consists of a $160 million revolving credit facility. Amounts borrowed under the new facility will accrue interest at LIBOR plus a margin that ranges from 75 basis points to 200 basis points or at the Base Rate (as defined in the credit facility) plus a margin that ranges from 12.5 basis points to 100 basis points. The new facility will mature on December 21, 2007. Amounts borrowed under this facility are secured by a first lien on substantially all of SBASFII’s assets and are guaranteed by SBAC and certain of its subsidiaries.

The credit facility requires SBASFII to maintain specified financial ratios, including ratios regarding its debt to annualized operating cash flow, cash interest coverage and fixed charges for each quarter. In addition, the facility contains affirmative and negative covenants that, among other things, restrict its ability to incur debt and liens, sell assets, commit to capital expenditures, enter into affiliate transactions and/or sale-leaseback transactions.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

c)	Exhibits

10.47	$160,000,000 Credit Agreement, dated as of December 21, 2005, among SBA Senior Finance II LLC, as borrower, the lenders from time to time parties thereto, GE Capital Markets, Inc., as Lead Arranger and Bookrunner, General Electric Capital Corporation, as Administrative Agent, TD Securities (USA) LLC, as Co-Lead Arranger and Syndication Agent, and DB Structured Products, Inc. and Lehman Commercial Paper, Inc., as Co-Documentation Agents.

10.48	Guarantee and Collateral Agreement, dated as of December 21, 2005, among SBA Communications Corporation, SBA Telecommunications, Inc., SBA Senior Finance, Inc., SBA Senior Finance II LLC and certain of their subsidiaries in favor of General Electric Capital Corporation.

99.1	Press Release dated December 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 28, 2005	SBA COMMUNICATIONS CORPORATION

/s/ ANTHONY J. MACAIONE
Anthony J. Macaione Chief Financial Officer